SUB-ITEM 77Q1(a)

                                AMENDMENT NO. 1
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                               AIM ADVISOR FUNDS


         This Amendment No. 1 to the Agreement and Declaration of Trust of AIM Advisor Funds (this "Amendment") amends, effective as of May 10, 2000, the Agreement and Declaration of Trust of AIM Advisor Funds dated as of December 6, 1999 (the "Agreement").

         Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.


         NOW, THEREFORE, the Agreement is hereby amended as follows:

         1. Unless defined herein, each capitalized term used in this Amendment shall have the meaning given it in the Agreement.

         2. A new Section 1.2(j) is hereby added to the Agreement to read in full as follows:

                  "(j) "fund complex" has the meaning specified in Regulation 14A under the Securities Exchange Act of 1934, as amended from time to time;"

                  With the addition of new Section 1.2(j) above, existing Sections 1.2(j) through 1.2(z) are hereby renumbered as Sections 1.2(k) through 1.2(aa), respectively.

         3. Section 2.6(a) is hereby restated in its entirety to read as follows:

                  "(a) Subject to the provisions of paragraph (c) below, all Class B Shares other than those purchased through the reinvestment of dividends and distributions shall automatically convert to Class A Shares at the end of the month which is eight (8) years after the date on which a shareholder's order to purchase such shares was accepted."

         4. The first sentence of Section 4.3 is hereby restated in its entirety to read as follows:

                  "The Board of Trustees or any committee thereof shall act by majority vote of those present at a meeting duly called (including a meeting by telephonic or other electronic means, unless the 1940 Act requires that a particular action be taken only at a meeting of the Trustees in person) at which a quorum required by the Bylaws is present or by written consent of at least seventy-five percent (75%) of the Trustees or committee, as the case may be, without a meeting, provided that the

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                  writing or writings are filed with the minutes of proceedings of the Board or committee."

         5. A new Section 4.7 is hereby added to the Agreement to read in full as follows:

                  "Section 4.7. Independent or Disinterested Trustee. A Trustee who is not an interested person of the Trust shall be deemed to be independent and disinterested under the Delaware Act and other applicable Delaware law when making any determinations or taking any action as a Trustee. Service by a person as a trustee or a director of one or more trusts, corporations or other entities of a fund complex shall not be considered in determining whether a trustee is independent or disinterested under the Delaware Act and other applicable Delaware law."

         6. Schedule A of the Agreement is hereby amended and restated to read in full as set forth on Exhibit 1 to this Amendment.

         7. All references in the Agreement to "this Agreement" shall mean the Agreement as amended by this Amendment.

         8. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

          IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of May 10, 2000.


                                                   /s/ Robert H. Graham
                                                   --------------------
                                                   Name:  Robert H. Graham
                                                   Title: President
                                       2
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                          EXHIBIT 1 TO AMENDMENT NO. 1
                            DATED AS OF MAY 10, 2000
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                               AIM ADVISOR FUNDS


                                   SCHEDULE A
                               AIM ADVISOR FUNDS
                         PORTFOLIOS AND CLASSES THEREOF


  AIM Advisor Flex Fund
  ---------------------
  Class A Shares
  Class B Shares
  Class C Shares

  AIM Advisor International Value Fund
  ------------------------------------
  Class A Shares
  Class B Shares
  Class C Shares

  AIM Advisor Real Estate Fund
  ----------------------------
  Class A Shares
  Class B Shares
  Class C Shares